UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2022

MARKER THERAPEAUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37939	45-4497941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2500 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713)400-6400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, Mr. Frederick Wasserman, a member of the board of directors (the “Board”) of Marker Therapeutics, Inc. (the “Company”), notified the Board that he will not stand for reelection as a director of the Company upon expiration of his current term. Mr. Wasserman’s term expires at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Mr. Wasserman is currently Chair of the Board and serves on the Audit, Compensation and Nominating and Corporate Governance Committees, and will serve in his current positions until the conclusion of the 2022 Annual Meeting.

Mr. Wasserman’s decision to let his term expire and not to stand for reelection at the 2022 Annual Meeting is not based on any disagreement with the Company or its management. He has served on the Company’s Board of Directors since January 2016. The Company thanks Mr. Wasserman for his service and significant contributions to the Company and wishes him luck in his future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.
Dated: April 6, 2022	By:	/s/ Anthony Kim
Anthony Kim Chief Financial Officer